Exhibit 99.1

Energous Corporation Reports 2023 Results

SAN JOSE, Calif. – March 28, 2024 – Energous Corporation (NASDAQ: WATT), a leading developer of RF-based charging for wireless power networks, today announced financial results for the year ended December 31, 2023, and provided an update on recent partnerships and company highlights.

2023 Financial Results

•	2023 revenue of approximately $0.5 million versus $0.9 million in 2022.
•	Total costs and expenses were significantly reduced in 2023 from approximately $27.5 million in 2022 to approximately $22.6 million in 2023, representing a cost reduction of $4.9 million year over year. The 2023 costs consist of approximately $0.3 million in cost of revenue, $10.8 million in research and development (R&D) expenses, $11.1 million in sales, marketing, general and administrative (SG&A) expenses, and approximately $0.4 million in severance expenses.
•	Year-over-year net loss improvement with a net loss of approximately $(19.4) million, or $(4.15) per basic and diluted share for the year ended December 31, 2023, versus a net loss of approximately $(26.3) million, or $(6.78) per basic and diluted share, for the year ended December 31, 2022.
•	Net non-GAAP unaudited loss of approximately $(19.1) million.
•	Approximately $13.9 million in cash and cash equivalents at the end of 2023, with no debt.

Recent Partnership Momentum

•	Energous and Velociti — which deploys advanced enterprise technology solutions to some of the largest brands in the world, joined Energous as a preferred system integration partner and worldwide value-added reseller (VAR) for its technology. The partnership provides expansion opportunities into new markets, applications and customers across retail, healthcare, logistics, warehousing and more.
•	Energous and WiGL — a developer of touchless wireless charging for IoT devices for wireless power networks, to develop and commercialize IoT products that will be wirelessly powered over distance (tWPT). The U.S. Department of Defense’s Air Force Research Lab funded the project's first two phases. The third and final milestone of the partnership to develop and design WiGL’s touchless Wireless Power Transfer (tWPT) product was completed in February 2024, successfully meeting Federal Communication Commission (FCC) compliance.
•	Energous and Identiv — a global digital security and identification leader in the Internet of Things (IoT) have partnered to bring real-time asset tracking to supply chain and logistics applications. This collaboration aims to wirelessly power Identiv’s ID-Pixels tags with Energous PowerBridge technology, enabling accurate and reliable sensor measurements that can be used throughout the supply chain, including in cold chain logistics.
•	Energous and InPlay — a fabless semiconductor company, to demonstrate a battery-free temperature and humidity IoT sensor solution. This innovation harnesses the strengths of Energous' PowerBridge technology and InPlay's cutting-edge Bluetooth low-energy beacon system.
•	Energous and Veea — a leader in integrated smart edge connectivity, computing and security technologies, to combine wireless power and edge computing for real-time asset tracking in rapidly growing IoT sectors. The combined technologies were showcased in a proof of concept at the AT&T Mexico Innovation Lab in Mexico City.

Company Highlights

•	On March 26, 2024, the Company announced that Cesar Johnston was no longer serving as President & CEO of Energous. The Board established an Office of the Chair, composed of Reynette Au, Chair of the Board, and Mallorie Burak, Chief Financial Officer, who has also been named Principal Executive Officer for the interim period.
•	On January 16, 2024, the Company announced the appointment of Mallorie Burak as Chief Financial Officer. Ms. Burak has over 17 years of experience in chief financial executive roles for private, NASDAQ, and OTCQX-listed technology companies.
•	On April 6, Japan’s regulatory body approved Energous’1W WattUp PowerBridge for unlimited power distance transmission. This enables Energous to deploy its active energy harvesting technology throughout the technologically advanced Japanese market.
•	Energous’ 2 Watt PowerBridge transmitter was launched on May 9, doubling the energizing capability of its 1W transmitter currently deployed in the field and advancing Energous’ goal of freeing IoT devices from the constraints of replaceable batteries and charging cords and extending power and range.
•	AirFuel RF, the radio frequency-based wireless charging technology from AirFuel Alliance, was established as an industry standard to further support the growing power needs of the rapidly expanding IoT ecosystem of devices such as sensors, smart tags, asset trackers and other IoT applications. Representatives of Energous have served on the AirFuel Alliance board of directors since 2016 and have supported the development of this new industry standard.

“As we enter into the second year of our smart IoT-centric strategy to introduce the power of wireless charging into complex commercial and industrial enterprises, we are pleased with the advances we have made in attracting more customers to our unique solutions,” said Mallorie Burak, Principal Executive Officer and CFO of Energous. “While revenue for the year fell below our expectations, we successfully reduced our cost of revenue such that we achieved a 41% gross margin, compared to negative 50% in the prior year. In 2024, we will continue to focus on opportunities to improve cash flow through sales, improving gross margins, and reductions in spending.”

2023 Results Conference Call

Energous will host a conference call to discuss full-year financial results, recent progress and prospects for the future.

•	When: Thursday, March 28, 2024
•	Time: 1:30 p.m. PT (4:30 p.m. ET)
•	Phone: 888-317-6003 (domestic); +1 412-317-6061 (international)
•	Participant entry #: 7297731
•	Conference replay: Accessible through April 11, 2024 877-344-7529 (domestic); +1 412-317-0088 (international); passcode 6156580
•	Webcast: Accessible at Energous.com; archive available through March 25

About Energous Corporation

Energous Corporation (NASDAQ: WATT) has been pioneering wireless charging over distance technology since 2012. Today, as the global leader in wireless charging over distance, its networks are safely and seamlessly powering its customers’ RF-based systems in a variety of industries, including retail, industrial, healthcare and more. Its total network solution is designed to support a variety of applications, including inventory and asset tracking, smart manufacturing, electronic shelf labels, IoT sensors, digital supply chain management, inventory management, loss prevention, patient/people tracking and sustainability initiatives. The number of industries and applications it serves is rapidly growing as it works to support the next generation of the IoT ecosystem.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about our financial results and projections, statements about the success of our collaborations with our partners, statements about any governmental approvals we may need to operate our business, statements about our technology and its expected functionality, and statements with respect to expected company growth. Factors that could cause actual results to differ from current expectations include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Our reported results include certain non-GAAP financial measures, including non-GAAP net loss, non-GAAP costs and expenses, non-GAAP sales, marketing, general and administrative expenses (SG&A) and non-GAAP research and development expenses (R&D). Non-GAAP net loss excludes depreciation and amortization, stock-based compensation expense, severance expense, offering expenses relating to warrant liability and change in fair value of warrant liability. Non-GAAP costs and expenses excludes depreciation and amortization, stock-based compensation expense and severance expense. Non-GAAP SG&A excludes depreciation and amortization and stock-based compensation expense. Non-GAAP R&D excludes depreciation and amortization and stock-based compensation expense. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

– Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

	As of
	December 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,936,050	$26,287,293
Accounts receivable, net	101,554	143,353
Inventory	429,638	105,821
Prepaid expenses and other current assets	539,145	827,551
Total current assets	15,006,387	27,364,018

Property and equipment, net	428,904	429,035
Right-of-use lease asset	1,240,042	1,959,869
Total assets	$16,675,333	$29,752,922

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,879,334	$900,765
Accrued expenses	1,253,937	1,790,414
Accrued severance	133,598	416,516
Warrant liability	619,575	-
Operating lease liabilities, current portion	707,251	705,894
Deferred revenue	27,082	29,727
Total current liabilities	4,620,777	3,843,316

Operating lease liabilities, long-term portion	556,879	1,264,131
Total liabilities	5,177,656	5,107,447

Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at December 31, 2023 and December 31, 2022; no shares issued or outstanding at December 31, 2023 and December 31, 2022.	-	-
Common Stock, $0.00001 par value, 200,000,000 shares authorized at December 31, 2023 and December 31, 2022; 5,471,121 and 3,947,267 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively.	930	789
Additional paid-in capital	393,538,809	387,319,985
Accumulated deficit	(382,042,062)	(362,675,299)
Total stockholders’ equity	11,497,677	24,645,475
Total liabilities and stockholders’ equity	$16,675,333	$29,752,922

Energous Corporation

STATEMENTS OF OPERATIONS

	For the Twelve Months Ended December 31,
	2023	2022
	(Unaudited)

Revenue	$474,184	$851,321

Costs and expenses:
Cost of revenue	279,083	1,277,565
Research and development	10,810,570	12,497,781
Sales and marketing	3,852,393	4,884,959
General and administrative	7,272,464	8,078,950
Severance expense	359,419	798,391
Total costs and expenses	22,573,929	27,537,646
Loss from operations	(22,099,745)	(26,686,325)

Other (expense) income:
Offering costs related to warrant liability	(591,670)	-
Change in fair value of warrant liability	2,515,425	-
Interest income	809,227	411,065
Total	2,732,982	411,065

Net loss	$(19,366,763)	$(26,275,260)

Basic and diluted net loss per common share	$(4.15)	$(6.78)

Weighted average shares outstanding, basic and diluted	4,663,594	3,874,295

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Twelve Months Ended December 31,
	2023	2022

Net loss (GAAP)	$(19,366,763)	$(26,275,260)
Add (subtract) the following items:
Depreciation and amortization	187,209	246,156
Stock-based compensation *	1,677,950	2,666,228
Severance expense	359,419	798,391
Offering costs related to warrant liability	591,670	-
Change in fair value of warrant liability	(2,515,425)	-
Adjusted net non-GAAP loss	$(19,065,940)	$(22,564,485)

* Note: Stock-based compensation excludes $252,609 which is included in severance expense for the twelve months ended December 31, 2022.

Total costs and expenses (GAAP)	$22,573,929	$27,537,646
Subtract the following items:
Depreciation and amortization	(187,209)	(246,156)
Stock-based compensation *	(1,677,950)	(2,666,228)
Severance expense	(359,419)	(798,391)
Adjusted non-GAAP costs and expenses	$20,349,351	$23,826,871

* Note: Stock-based compensation excludes $252,609 which is included in severance expense for the twelve months ended December 31, 2022.

Total research and development expenses (GAAP)	$10,810,570	$12,497,781
Subtract the following items:
Depreciation and amortization	(169,409)	(160,201)
Stock-based compensation	(658,041)	(1,134,106)
Adjusted non-GAAP research and development expenses	$9,983,120	$11,203,474

Total sales, marketing, general and administrative expenses (GAAP)	$11,124,857	$12,963,909
Subtract the following items:
Depreciation and amortization	(17,800)	(85,955)
Stock-based compensation	(1,019,909)	(1,532,122)
Adjusted non-GAAP sales, marketing, general and administrative expenses	$10,087,148	$11,345,832

Contacts

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT COMMUNICATIONS

energous@shiftcomm.com

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